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EXHIBIT 2


                      AGREEMENT AND PLAN OF REORGANIZATION

                                   DATED AS OF

                                 MARCH 25, 2002

                                     BETWEEN

                              SCARAB SYSTEMS, INC.,


                  CERTAIN SHAREHOLDERS OF SCARAB SYSTEMS, INC.

                                       AND

                                    IRV, INC.

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                                TABLE OF CONTENTS

SECTION 1:        GENERAL DEFINITIONS........................................-1-
         1.1      BEST KNOWLEDGE.............................................-1-
         1.2      BUSINESS DAY...............................................-1-
         1.3      CODE.......................................................-1-
         1.4      ERISA......................................................-1-
         1.5      EXCHANGE ACT...............................................-1-
         1.6      FISCAL YEAR................................................-1-
         1.7      GOVERNMENTAL AUTHORITY.....................................-2-
         1.8      GOVERNMENTAL REQUIREMENT...................................-2-
         1.9      IRS........................................................-2-
         1.10     LEGAL REQUIREMENTS.........................................-2-
         1.11     OWNERSHIP INTEREST.........................................-2-
         1.12     PERSON.....................................................-2-
         1.13     SECTION....................................................-2-
         1.14     SECURITIES ACT.............................................-2-
         1.15     TAXES......................................................-3-

SECTION 2:        ACQUISITION ...............................................-3-
         2.1      EXCHANGE OF SHARES.........................................-3-
         2.2      HOLDBACK SHARES............................................-3-
         2.3      COMPLIANCE WITH SECURITIES LAWS............................-3-

SECTION 3:        APPROVALS .................................................-3-
         3.1      IRV BOARD OF DIRECTORS APPROVAL............................-3-
         3.2      SCARAB BOARD OF DIRECTOR APPROVAL..........................-3-
         3.3      SCARAB SHAREHOLDER APPROVAL................................-4-
         3.4      DISSENTER RIGHTS...........................................-4-

SECTION 4:        ADDITIONAL AGREEEMENTS.....................................-4-
         4.1      SCARAB AUDITS..............................................-4-
         4.2      SPIN OFF...................................................-4-
         4.3      SCARAB PRIVATE PLACEMENT...................................-5-
         4.4      REVERSE SPLIT..............................................-5-
         4.5      NOTIFICATION OF CERTAIN MATTERS............................-5-
         4.6      FURTHER ACTION.............................................-5-
         4.7      PUBLIC ANNOUNCEMENTS.......................................-5-
         4.8      COOPERATION IN SECURITIES FILINGS..........................-6-
         4.9      ADDITIONAL DOCUMENTS.......................................-6-


SECTION 5:        CLOSING ...................................................-6-
         5.1      GENERAL PROCEDURE..........................................-6-
         5.2      TIME AND PLACE.............................................-6-
         5.3      EFFECTIVE DATE OF CLOSING..................................-6-
         5.4      COVENANTS REGARDING CLOSING................................-6-
         5.5      CONDITIONS TO OBLIGATION OF IRV............................-7-
         5.6      CONDITIONS TO OBLIGATION OF SCARAB AND SHAREHOLDERS........-9-

                                       ii
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         5.7      SPECIFIC ITEMS TO BE DELIVERED AT THE CLOSING.............-11-
         5.8      ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS OF
                  IRV AND SCARAB ...........................................-13-

SECTION 6:        REPRESENTATIONS AND WARRANTIES BY
                  SCARAB AND SHAREHOLDERS ..................................-13-
         6.1      ORGANIZATION AND STANDING.................................-13-
         6.2      SUBSIDIARIES, ETC.........................................-13-
         6.3      QUALIFICATION.............................................-13-
         6.4      CORPORATE AUTHORITY.......................................-13-
         6.5      FINANCIAL STATEMENTS......................................-14-
         6.6      FINANCIAL INFORMATION.....................................-14-
         6.7      CAPITALIZATION OF THE CORPORATION.........................-14-
         6.8      TAXES.....................................................-14-
         6.9      NO ACTIONS, PROCEEDINGS, ETC..............................-15-
         6.10     POST BALANCE SHEET CHANGES................................-15-
         6.11     NO BREACHES...............................................-15-
         6.12     CONDITION OF THE CORPORATION'S ASSETS.....................-16-
         6.13     INVENTORY.................................................-16-
         6.14     ACCOUNTS RECEIVABLE.......................................-16-
         6.15     CORPORATE ACTS AND PROCEEDINGS............................-16-
         6.16     REGISTERED RIGHTS AND PROPRIETARY INFORMATION.............-16-
         6.17     CHANGES IN SUPPLIERS AND CUSTOMERS........................-17-
         6.18     NO LIENS OR ENCUMBRANCES..................................-17-
         6.19     EMPLOYEE MATTERS..........................................-18-
         6.20     LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW.................-18-
         6.21     CONTRACT SCHEDULES........................................-18-
         6.22     LABOR MATTERS.............................................-19-
         6.23     INSURANCE.................................................-19-
         6.24     ENVIRONMENTAL.............................................-19-
         6.25     DISCLOSURE OF INFORMATION.................................-21-
         6.26     REPRESENTATION AND WARRANTIES.............................-21-

SECTION 7:         COVENANTS OF SCARAB .....................................-21-
         7.1      PRESERVATION OF BUSINESS..................................-21-
         7.2      ORDINARY COURSE...........................................-23-
         7.3      NEGATIVE COVENANTS........................................-23-
         7.4      ADDITIONAL COVENANTS......................................-23-
         7.5      ACCESS TO BOOKS AND RECORDS, PREMISES, ETC................-23-
         7.6      COMPENSATION..............................................-23-
         7.7      NO SOLICITATION...........................................-23-

SECTION 8:        REPRESENTATIONS AND WARRANTIES OF IRV.....................-24-
         8.1      ORGANIZATION AND STANDING.................................-21-
         8.2      SUBSIDIARIES, ETC.........................................-21-
         8.3      QUALIFICATION.............................................-21-
         8.4      CORPORATE AUTHORITY.......................................-21-
         8.5      SEC DOCUMENTS.............................................-25-
         8.6      CAPITALIZATION OF THE CORPORATION.........................-25-

                                      iii
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         8.7      NO ACTIONS, PROCEEDINGS, ETC..............................-26-
         8.8      POST BALANCE SHEET CHANGES................................-26-
         8.9      NO BREACHES...............................................-26-
         8.10     CORPORATE ACTS AND PROCEEDINGS............................-26-
         8.11     LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW.................-27-
         8.12     INSURANCE.................................................-27-
         8.14     DISCLOSURE OF INFORMATION.................................-28-
         8.15     REPRESENTATIONS AND WARRANTIES............................-28-

SECTION 9:        COVENANTS OF IRV..........................................-29-
         9.1      PRESERVATION OF BUSINESS..................................-29-
         9.2      ORDINARY COURSE...........................................-29-
         9.3      NEGATIVE COVENANTS........................................-29-
         9.4      ADDITIONAL COVENANTS......................................-30-
         9.5      ACCESS TO BOOKS AND RECORDS, PREMISES, ETC................-30-
         9.6      DELIVERY OF ADDITIONAL FILINGS............................-31-

SECTION 10:       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS............-31-
         10.1     SHARE OWNERSHIP...........................................-31-
         10.2     RIGHTS OWNERSHIP..........................................-31-
         10.3     RESTRICTION ON FUTURE TRANSFER............................-31-
         10.4     UNREGISTERED STOCK........................................-31-
         10.5     STOCK ACQUIRED FOR INVESTMENT; LIMITATIONS ON DISPOSITIONS-31-

SECTION 11: TERMINATION.....................................................-31-
         11.1     TERMINATION...............................................-31-
         11.2     EFFECT OF TERMINATION.....................................-31-

SECTION 12: INDEMNIFICATION AND REMEDIES FOR BREACH.........................-32-
         12.1     INDEMNIFICATION BY IRV....................................-32-
         12.2     RESERVED..................................................-33-
         12.3     INDEMNIFICATION BY SCARAB.................................-33-
         12.4     ADDITIONAL NOTICE.........................................-34-
         12.5     DETERMINATION OF DAMAGES AND RELATED MATTERS..............-34-
         12.6     REMEDIES FOR BREACH.......................................-34-

SECTION 13: NONDISCLOSURE OF CONFIDENTIAL INFORMATION.......................-34-
         13.1     NONDISCLOSURE OF CONFIDENTIAL INFORMATION.................-34-
         13.2     NO PUBLICITY..............................................-35-

SECTION 14: EXPENSES........................................................-35-

SECTION 15: MISCELLANEOUS...................................................-36-
         15.1     ATTORNEY'S FEES...........................................-36-
         15.2     NO BROKERS................................................-36-
         15.3     SURVIVAL AND INCORPORATION OF REPRESENTATIONS.............-36-
         15.4     INCORPORATION BY REFERENCE................................-36-
         15.5     PARTIES IN INTEREST.......................................-36-
         15.6     AMENDMENTS AND WAIVERS....................................-36-

                                       iv
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         15.7     WAIVER....................................................-36-
         15.8     GOVERNING LAW - CONSTRUCTION..............................-37-
         15.9     REPRESENTATIONS AND WARRANTIES............................-37-
         15.10    NOTICES...................................................-37-
         15.11    FAX/COUNTERPARTS..........................................-38-
         15.12    CAPTIONS..................................................-38-
         15.13    SEVERABILITY..............................................-38-
         15.14    GOOD FAITH COOPERATION AND ADDITIONAL DOCUMENTS...........-38-
         15.15    SPECIFIC PERFORMANCE......................................-38-
         15.16    ASSIGNMENT................................................-39-
         15.17    TIME......................................................-39-

                                       v
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                                    EXHIBITS

4.2-     iRV and RAM Escrow Instructions Agreement
5.5(h)-  Scarab Contracts as of Closing Date
5.5(o)-  Scarab Shareholder Subscription Agreements
6.3-     Scarab Qualification as a Foreign Corporation
6.4-     Scarab Exception to Corporate Authority
6.5-     Scarab Financial Statements as of Closing Date
6.7-     Scarab Shareholder List
6.8-     Scarab Unpaid Taxes
6.9-     Scarab Legal Proceedings and Legal Liabilities
6.10-    Scarab Balance Sheet Changes Since December 31, 2001
6.12-    Scarab Exceptions to Assets in Good and Usable Condition
6.13-    Scarab Exceptions to Inventory from December 31, 2001 Financials
6.14-    Scarab Notice of Impairment of Accounts Receivable
6.16-    Scarab List of Proprietary Information
6.17-    Scarab Changes in Suppliers and Customers
6.18-    Scarab Liens or Encumbrances on Property and Assets
6.19-    Scarab Employee Issues
6.20-    Scarab Regulatory Proceedings
6.21-    Scarab List of Contracts
6.24-    Scarab Environmental Compliance
8.2-     iRV Ownership of Subsidiaries
8.3-     iRV Qualification as a Foreign Corporation
8.4-     iRV Exception to Corporate Authority
8.6-     iRV Obligation to Issue Additional Derivative Securities
8.7-     iRV Legal Actions or Proceedings
8.8-     iRV Post Balance Sheet Changes
8.9-     iRV Breaches of Transactions
8.11-    iRV Regulatory Proceedings
8.12     iRV Insurance
8.13-    IRV Environmental Issues
10.1-    Scarab Share Ownership
10.2-    Scarab Obligation to Issue Additional Derivative Securities

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT ("Agreement") is made and entered into effective this 25th day of March, 2002, by and between and among IRV, INC., a Colorado corporation, ("iRV") and SCARAB SYSTEMS, INC., a Nevada corporation, ("Scarab") and each of the undersigned, and certain Shareholders of Scarab who constitute at least eighty (80) percent of the issued and outstanding shares of Scarab (hereafter collectively be referred to as "Shareholders").

                                   WITNESSETH

         WHEREAS, Shareholders are the record and beneficial owners of at least eighty (80) percent of the issued and outstanding shares of Scarab (the "Shares"); and

         WHEREAS, iRV desires to acquire Scarab (the "Acquisition") through the acquisition of the Shares in consideration of the issuance of shares of common stock, $.001 par value, of iRV; and

         WHEREAS, the parties intend this Agreement to be a Plan of Reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder; and

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the parties agree as follows:

SECTION 1:        GENERAL DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 BEST KNOWLEDGE. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known or should have known as the result of the exercise of reasonable diligence to the current directors and executive officers of the Person.

         1.2 BUSINESS DAY. "Business Day" means any day which is not a Saturday, Sunday or a permitted or required bank holiday in Denver, Colorado.

         1.3 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.5 EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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         1.6 FISCAL YEAR. "Fiscal Year" shall mean a twelve-month period beginning April 1.

         1.7 GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.8 GOVERNMENTAL REQUIREMENT. "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

         1.9 IRS. "IRS" means the Internal Revenue Service.

         1.10 LEGAL REQUIREMENTS. "Legal Requirements" means applicable common law and any statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

         1.11 OWNERSHIP INTEREST. "Ownership Interest" shall mean any form of direct or indirect interest in the ownership, equity or profits of Scarab or iRV, whether certificated or non-certificated, issued or unissued, contingent or otherwise, including, without limitation, the following: shares, or the right thereto, executory rights to receive shares, options, warrants, instruments or obligations convertible into shares or profit interests.

         1.12 PERSON. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.13 SECTION. Unless otherwise stated herein, the term "Section" when used in this Agreement shall refer to the Sections of this Agreement.

         1.14 SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.15 TAXES. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2:        ACQUISITION

         2.1 EXCHANGE OF SHARES. Subject to the terms and conditions hereinafter set forth, on the Closing Date (as hereinafter defined), the Shareholders of Scarab, shall deliver to iRV, and iRV shall accept from Shareholders, certificates representing up to eight million five hundred forty thousand(8,540,000 ) shares of the outstanding common stock of Scarab, which shares shall represent at least eighty percent (80%) and up to one hundred percent (100%) of the issued and outstanding common stock and equity securities of Scarab (the "Scarab Common Stock"). In exchange for the Scarab Common Stock, iRV shall issue and deliver to Shareholders, pro rata and proportionately, ten shares of iRV Common Stock for each share of Scarab Common Stock, which shall be between sixty-eight million three hundred twenty (68,320,000) shares of iRV Common Stock, $.001 par value and an aggregate of eighty-five million four hundred thousand (85,400,000) shares of iRV Common Stock, $.001 par value, (the "iRV Common Stock" or the "Exchange Shares"). Hereafter the exchange of the Scarab Common Stock for the Exchange Shares shall be referred to as the "Exchange" or the "Acquisition").

         2.2 INCOME TAX CONSIDERATIONS. It is the intention of the parties hereto that the exchange of stock contemplated by this Agreement will qualify for treatment as a tax-free reorganization under ss.368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the parties hereby agree to undertake all reasonable actions necessary both before and after the consummation of the Exchange to effect such treatment.

         2.3 COMPLIANCE WITH SECURITIES LAWS. The Exchange provided for in Sections 2 above shall be undertaken in reliance upon an exemption from the registration requirements contained in Section 5 of the Securities Act contained in Section 4(2), 4(6) Rule 506 of Regulation D and/or Regulation S thereunder, as may be applicable. iRV shall take such actions as may be necessary or advisable in order consummate the Exchange in conformity with applicable laws including, without limitation, federal and state securities laws; and Scarab, together with its directors and officers, agrees to take such actions as may be necessary or advisable upon the reasonable request of iRV to consummate the Exchange in conformity with such Legal Requirements.

SECTION 3:        APPROVALS

         3.1 iRV BOARD OF DIRECTORS APPROVAL. Subject to the provisions hereof, the Board of Directors of iRV shall, by written unanimous consent, approve the Exchange and the transactions provided for or contemplated by this Agreement; provided, however, that such approval shall be subject to their satisfaction that the issuance of the Exchange Shares to the Shareholders shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements.

         3.2 SCARAB BOARD OF DIRECTORS APPROVAL. Subject to the provisions hereof, the Board of Directors of Scarab shall, by written unanimous consent, approve the Exchange and the transactions provided for or contemplated by this Agreement; provided, however, that such approval shall be subject to their satisfaction that the issuance of the Exchange Shares to the Shareholders shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements.

         3.3 SCARAB SHAREHOLDER APPROVAL. As promptly as practicable after the date hereof, Scarab shall take all action necessary or appropriate under the Nevada Corporations Law ("NCL"), and its Articles of Incorporation and By-Laws, to obtain the approval of its Shareholders of the Exchange and the other transactions provided for or contemplated by this Agreement. Such approval shall be obtained in conformity with all applicable Legal Requirements.

         3.4 DISSENTER RIGHTS. At all times, and as applicable, Scarab shall comply with applicable Legal Requirements, including, without limitation, the payment of cash for dissenting shares related to the Exchange.

SECTION 4:        ADDITIONAL AGREEMENTS

         4.1 SCARAB AUDITS. As promptly as practicable following the execution of this Agreement, Scarab shall engage the services of an independent auditing firm (the "Auditor"), to prepare audited financial statements of Scarab as well as audited financial statements of any affiliates or subsidiaries of Scarab (hereafter collectively the "Audited Financial Statements"). The Audited Financial Statements shall conform in all respects to the requirements of Regulation SB, Item 310 under the Securities Act and shall include, at a minimum, audited balance sheets as of December 31, 2001, audited statements of operation and statements of cash flow for the period from inception to December 31, 2001, and audited statements of stockholders' equity at December 31, 2001. All costs and expenses incurred in connection with the preparation of the Audited Financial Statements, including fees and disbursements of the Auditor, shall be borne exclusively by Scarab.

         4.2 SPIN-OFF. Prior to the effective date of the Exchange, iRV shall transfer to a newly-formed wholly-owned subsidiary, Real Asset Management, Ltd. ("RAM") all of its assets subject to all of its liabilities in a reorganization under Section 351 of the Code. RAM shall assume all liabilities of iRV and shall agree to defend, indemnify and hold harmless iRV and its successors and assigns from any obligation with respect to said reorganization, including, but not limited to, attorneys fees.. In exchange for the iRV assets and liabilities, RAM shall issue to iRV a total of approximately 15,000,000 shares of RAM common stock (the "Spin-off Shares"). The Spin-off Shares shall be transferred to a spin-off trust for the benefit of the pre-Exchange iRV shareholders. As soon as practicable following the dropdown of the assets and liabilities into RAM, RAM shall prepare and file with the Securities and Exchange Commission a registration statement registering the distribution of the Spin-off Shares to the pre-Exchange iRV shareholders, pro rata, pursuant to which the pre-Exchange iRV shareholders shall receive, in the nature of a dividend, one share of RAM common stock for each share of iRV common stock owned as of the record date of the spin-off. All legal, audit and registration costs incurred in connection with the spin-off of RAM shall be borne by RAM. In connection with the organization of RAM, iRV shall grant to RAM an aggregate of Three Hundred Fifteen Thousand (315,000) shares of iRV common stock. The said shares will be deposited into and held in escrow under Escrow Instructions acceptable to iRV, Scarab and RAM, substantially in the form of Exhibit 4.2 hereto. In consideration of the issuance of the shares of iRV common stock, RAM shall agree to assume all of iRV's rights and obligations under all of its issued and outstanding derivative securities (including, but not limited to, all options and warrants) exerciseaable to purchase, in the aggregate, Three Hundred Fifteen Thousand (315,000) shares of iRV common stock; and shall indemnify and hold harmless iRV from all liability with respect thereto. In the event of the future exercise of such derivative securities, RAM shall be responsible for issuing to the exercising security holder shares of iRV common stock owned by RAM and held in escrow under the Escrow Instructions and shall be entitled to the exercise price therefor.

         4.3 SCARAB PRIVATE PLACEMENT. As soon as practicable following the execution of this Agreement, and prior to the effective time of the Exchange, Scarab agrees to undertake a private offering of shares of its common stock exclusively to persons who qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D or investors eligible under Regulation S under the Securities Act (the "Scarab Private Placement"). The Scarab Private Placement shall raise gross proceeds of up to $400,000 at a price of $.50 per share of Scarab common stock. Investors in the Scarab Private Placement, and their shares of common stock, shall be included in the Scarab Common Stock outstanding at the effective time of the Exchange for purposes of exchanging for shares of iRV. The Scarab Private Placement shall be undertaken without registration under the Securities Act in reliance upon an exemption from such registration requirements contained in Section 4(6) of the Act or Regulation S of the Act, as may be applicable. Scarab agrees to undertake the Scarab Private Placement in conformity with all applicable Legal Requirements including, without limitation, applicable federal and state securities laws. The completion of the Scarab Private Placement shall be a condition precedent to the obligations of the parties to consummate the Exchange.

         4.4 REVERSE SPLIT. Following consummation of the Exchange and the reconstitution of the Board of Directors of iRV in accordance with Section 5.7 hereof, iRV may, at its discretion, with the approval of the iRV shareholders and in conformity with all applicable Legal Requirements, implement a reverse split of its outstanding securities which for a period of 12 months following the effective date of the Exchange shall not exceed, in the aggregate, a total reverse split of one-for-ten (1-for-10).

         4.5 NOTIFICATION OF CERTAIN MATTERS. Scarab shall give prompt notice to iRV and iRV shall give prompt notice to Scarab of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate and (ii) any failure of iRV or Scarab, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided further, that the failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

         4.6 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

         4.7 PUBLIC ANNOUNCEMENTS. Scarab and iRV shall consult with each other before issuing any press release or other public statement with respect to the acquisition or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law if it has used reasonable efforts to first consult with the other party.

         4.8 COOPERATION IN SECURITIES FILINGS. Scarab shall provide such information regarding Scarab, its business, its officers, directors and affiliates, as is reasonably required by iRV for purposes of preparing any notices, reports and other filings with the Commission.

         4.9 ADDITIONAL DOCUMENTS. The parties shall deliver or cause to be delivered such documents or certificates as may be necessary, in the reasonable opinion of counsel for either of the parties, to effectuate the transactions provided for in this Agreement. If at any time the parties or any of their respective successors or assigns shall determine that any further conveyance, assignment or other document or any further action is necessary desirable to further effectuate the transactions set forth herein or contemplated hereby, the parties and their officers, directors and agents shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

SECTION 5:        CLOSING

         5.1 GENERAL PROCEDURE. Subject to the terms and conditions hereinafter set forth, at the Closing each party shall deliver such documents, instruments and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for each party.

         5.2 TIME AND PLACE. Upon the terms and subject to the conditions set forth in this Agreement, the Exchange transactions contemplated by Section 2.1 shall be consummated and closed (the "Closing") at a time and place to be determined by mutual agreement on the later of (i) April 2, 2002 and (ii) five business days after the date on which the conditions set forth in Sections 5.4 and 5.5 shall have been satisfied or waived or such other time, date and place as the parties shall agree upon (the date of the Closing being herein referred to as the "Closing Date").

         5.3 EFFECTIVE DATE OF CLOSING. Notwithstanding the actual time and place of Closing, the parties stipulate and agree that the effective date of Closing and the effective date of Exchange shall be April 1, 2002.

         5.4 COVENANTS REGARDING CLOSING. Scarab and iRV each hereby covenant and agree that they shall (i) use reasonable efforts to cause each of their respective Exhibits to be prepared and exchanged with the other party, and its legal counsel, within ten (10) business days following the execution of this Agreement, except to the extent the express terms of this Agreement provide for a different time period for such delivery to be accomplished, (ii) use reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement, and Exhibits hereto, to be true on and as of the Closing Date, (iii) use reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iv) use reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (v) use reasonable efforts to deliver to each other at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments required hereby (with such additions or exceptions to such items as are necessary to make the statements set forth in such items true and correct, provided that if any such additions or exceptions cause any of the conditions to its respective obligations hereunder as set forth herein below not to be performed, satisfied or fulfilled, such additions and exceptions shall in no way limit the rights of the parties hereto to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

         5.5 CONDITIONS TO OBLIGATION OF IRV. The obligation of iRV to complete the Exchange on the Closing Date on the terms set forth in this Agreement is, at the option of iRV, subject to the satisfaction or written waiver by iRV of each of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Scarab in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

                  (b) COMPLIANCE WITH COVENANTS. All covenants which Scarab is required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

                  (c) CORPORATE APPROVALS. Any action required to be taken by the Board of Directors of Scarab or its Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  (d) CONSENTS AND APPROVALS. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Scarab is a party shall require the consent of any person to the Exchange or any other transaction provided for herein, such consent shall have been obtained and iRV shall have received reasonably satisfactory evidence thereof; provided, however, that Scarab shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by iRV to the extent that such condition otherwise has an effect on iRV. iRV shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of iRV is necessary or required with respect to the execution and delivery by Scarab and the consummation by Scarab of the transactions contemplated hereby.

                  (e) REVIEW AND DUE DILIGENCE. iRV, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Scarab, together with a satisfactory review of Scarab's corporate status and Scarab's property, all of which shall be satisfactory in form and substance to iRV in its sole discretion.

                  (f) NO LITIGATION, ETC. No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement, or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely iRV or Scarab following consummation of the transactions contemplated hereby and Scarab shall have delivered to iRV a certificate dated as of the Closing Date and executed by Scarab, stating that to its Best Knowledge, no such items exist. No governmental authority or arbitral, mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of iRV, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

                  (g) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, property or assets of Scarab shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to Scarab hereto has occurred, and Scarab shall have delivered to iRV a certificate dated as of the Closing Date to such effect.

                  (h) UPDATE OF CONTRACTS. Scarab shall have delivered to iRV an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 5.5(h) entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of Scarab entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "Scarab New Contracts"). iRV shall have had the opportunity to review and approve the Scarab New Contracts of the other, and any of the Companies shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the Scarab New Contracts.

                  (i) NO ADVERSE INFORMATION. The investigations with respect to Scarab, the assets and the respective businesses performed by iRV's respective professional advisors and other representatives shall not have revealed any information concerning Scarab, its assets, liabilities or its business that has not been made known to iRV, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

                  (j) ORDINARY COURSE OF BUSINESS. During the period from the date of this Agreement until the Closing Date, Scarab shall have carried on its business in the ordinary and usual course, and shall have delivered to iRV a certificate to that effect.

                  (k) LIENS. Scarab shall have delivered to iRV a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens ("Liens") affecting any of its business or assets, except for the lien of Wells Fargo and other liens acceptable to iRV.

                  (l) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by NEUMAN & DRENNEN, LLC, counsel to iRV.

                  (m) OTHER DOCUMENTS. Scarab shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as iRV or its attorneys may have reasonably requested.

                  (n) COMPLIANCE WITH SECURITIES LAWS. iRV shall have undertaken all actions necessary or advisable to consummate the Exchange in conformity with all Governmental Requirements including, without limitation, applicable federal and state securities laws.

                  (o) SHAREHOLDER SUBSCRIPTION AGREEMENTS AND ASSIGNMENTS. At Closing, not less than eighty percent (80%) of the combined voting power of the issued and outstanding shares of Scarab Common Stock shall have been delivered for exchange pursuant to Section 2 of this Agreement. Surrendering Scarab Shareholders shall have executed and delivered to iRV Assignments and Subscription Agreements substantially in the form of Exhibit 5.5(o) hereto assigning to iRV their Scarab Common Stock.

                  (p) APPRAISAL RIGHTS AND/OR DISSENTERS' RIGHTS. At or prior to Closing, no beneficial or record owner of any outstanding shares of Scarab Common Stock shall have exercised or shall have given notice to Scarab of their intent to exercise any rights under applicable state law, if any, to dissent from the Exchange or obtain the payment of the fair market value of such shares of Scarab Common Stock in lieu of participating in the Exchange in accordance with the terms and subject to the conditions set forth herein.

                  (q) FINANCIAL ADVISORY FEES. At or prior to Closing, all obligations or commitments of iRV and Scarab to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied upon terms satisfactory to the parties, and iRV and Scarab shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

                  (r)      Reserved.

                  (s) SCARAB AUDITED FINANCIAL STATEMENTS. The Scarab Audited Financial Statements shall have been completed and shall be in a form and substance satisfactory to iRV and in conformity with the requirements of Regulation SB under the Securities Act.

                  (t) SCARAB PRIVATE PLACEMENT. Scarab shall have completed the Scarab Private Placement and shall have received and collected gross proceeds therefrom in an amount not less than $350,000.

         5.6 CONDITIONS TO OBLIGATION OF SCARAB AND SHAREHOLDERS. The obligations of Scarab and Shareholders on the Closing Date under the terms set forth in this Agreement are, at the option of Scarab and Shareholders, subject to the satisfaction or written waiver by Scarab and Shareholders of each of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by iRV in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

                  (b) COMPLIANCE WITH COVENANTS. All covenants which iRV are required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

                  (c) CORPORATE APPROVALS. Any action required to be taken by the Board of Directors of iRV and shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  (d) CONSENTS AND APPROVALS. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which iRV is a party shall require the consent of any person to the exchange of iRV's shares of Common Stock or any other transaction provided for herein, such consent shall have been obtained and Scarab shall have received reasonably satisfactory evidence thereof; provided, however, that iRV shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Scarab to the extent that such condition otherwise has an effect on Scarab or iRV. Scarab shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of Scarab is necessary or required with respect to the execution and delivery by iRV and the consummation by iRV of the transactions contemplated hereby.

                  (e) REVIEW AND DUE DILIGENCE. Scarab, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of iRV, its assets and liabilities, together with a satisfactory review of iRV's corporate status and the marketability of title to iRV's property, all of which shall be satisfactory in form and substance to Scarab in its sole discretion.

                  (f) NO LITIGATION, ETC. No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely iRV or Scarab following consummation of the transactions contemplated hereby and the Companies shall have delivered to each other certificates dated as of the Closing Date and executed by such parties, stating that to their Best Knowledge, no such items exist. No Governmental Authority or arbitral or mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of Scarab, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

                  (g) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, property, assets or liabilities of any Company shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to iRV hereto has occurred, and iRV shall have delivered to Scarab a certificate dated as of the Closing Date to such effect.

                  (h) NO ADVERSE INFORMATION. The investigations with respect to iRV, the assets, liabilities and their respective businesses performed by Scarab's respective professional advisors and other representatives shall not have revealed any information concerning iRV, its assets, liabilities or business that has not been made known to Scarab, in writing prior to the date of this Agreement and that, in the opinion of Scarab and its advisors, materially and adversely affects the business, liabilities or assets of iRV or the viability of the transactions contemplated by this Agreement.

                  (i) ORDINARY COURSE OF BUSINESS. During the period from the date of this Agreement until the Closing Date, iRV shall have undertaken no material business operations and shall have delivered to Scarab a certificate to that effect.

                  (j) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by David Wagner & Associates, P.C., counsel to Scarab.

                  (k) OTHER DOCUMENTS. iRV shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Scarab or its attorneys may have reasonably requested.

                  (l) COMPLIANCE WITH SECURITIES LAWS. iRV shall otherwise have undertaken all actions necessary or advisable to consummate the Private Offering and Exchange in conformity with all Governmental Requirements, including, without limitation, applicable federal and state securities laws.

                  (m) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect.

         5.7 SPECIFIC ITEMS TO BE DELIVERED AT THE CLOSING. The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

                  (a)      TO BE DELIVERED BY SCARAB:

                           (i) A certificate dated the Closing Date of Scarab, signed by the President of Scarab stating that the representations and warranties of Scarab set forth in this Agreement are true and correct in all material respects. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

                           (ii) A certificate dated the Closing Date of Scarab, signed by the President of Scarab, in form and substance satisfactory to iRV and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of Scarab to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

                           (iii) Certificates dated the Closing Date of Scarab, signed by the Secretary of Scarab,
                                    (i) certifying attached copies of
                                    resolutions duly adopted by the Board of Directors of Scarab, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto; (i) certifying the names and incumbency of the officers of Scarab who executed the Agreement and any certificates delivered pursuant to this Section 4.7(a) for and on behalf of Scarab; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of Scarab; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which the company is qualified to conduct business.

                           (iv) Audited financial statements of Scarab containing balance sheets, together with statements of operation, statements of cash flows, and statements of stockholders' equity as of and for the periods ended December 31, 2001.

                  (b)      TO BE DELIVERED BY SHAREHOLDERS:

                           (i) Certificate or certificates representing at least eighty percent (80%) and up to one hundred percent (100%) of the issued and outstanding common shares of Scarab, which stock certificates shall be endorsed in favor of iRV.

                           (ii) Assignments, if any, with unconditional warranties of title, duly executed by Shareholders, assigning to iRV any and all equity rights, including, but not limited to, options, warrants, puts and so forth, which Shareholders may own in Scarab at the time of Closing.

                           (iii) Certificate of Shareholders in which they state that they own the shares and other rights of Scarab free and clear of all liens, encumbrances, security interests and limitations on transfer whatsoever.

                           (iv) Certificate of Shareholders confirming the accuracy, as of the Closing Date, of the representations and warranties of Shareholders set forth in this Agreement.

                           (v)      Subscription Agreements.

                  (c)      TO BE DELIVERED BY iRV:

                           (i) Certificate or certificates representing the Exchange Shares; and

                           (ii) A certificate dated the Closing Date of iRV, signed by the President of iRV stating that the representations and warranties of iRV set forth in this Agreement are true and correct in all material respects. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

                           (iii) A certificate dated the Closing Date of iRV, signed by the Chief Executive Officer and the Chief Financial Officer of iRV, in form and substance satisfactory to Scarab and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of iRV to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

                           (iv) Certificates dated the Closing Date of iRV, signed by the Secretary of iRV, (i) certifying attached copies of resolutions duly adopted by the Board of Directors of iRV, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto; (ii) certifying the names and incumbency of the officers of iRV who executed the Agreement and any certificates delivered pursuant to this Section for and on behalf of iRV; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of iRV and its Subsidiaries; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which iRV and its Subsidiaries are qualified to conduct business.

         5.8 ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS OF IRV AND SCARAB.

                  (a) At Closing, the Board of Directors of iRV shall resign and be reconstituted to consist of directors designated by Scarab.

                  (b) At Closing, the executive officers of iRV shall resign and the newly-constituted Board of Directors of iRV shall elect persons determined by the newly constituted Board to serve as executive officers of iRV until the next regular annual meeting of the Company's directors.

SECTION 6:        REPRESENTATIONS AND WARRANTIES BY SCARAB

         As a material inducement to iRV to enter into this Agreement and with the understanding and expectations that iRV will be relying thereon in consummating the Exchange contemplated hereunder, Scarab (hereinafter referred to as the "Corporation" or "Scarab" for the purposes of this Section 5 only) represents and warrants as follows:

         6.1 ORGANIZATION AND STANDING. Scarab is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

         6.2 SUBSIDIARIES, ETC. The Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

         6.3 QUALIFICATION. Except as set forth on Exhibit 6.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse affect on the Corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

         6.4 CORPORATE AUTHORITY. Except as set forth on Exhibit 6.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Corporation with any on the provisions hereof will:

                  (a) Conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws;

                  (b) Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by iRV; or

                  (c) Violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby.

         6.5 FINANCIAL STATEMENTS. Except as otherwise provided, the following statements will be attached to this Agreement as Exhibit 6.5 on or before the Closing Date:

                  (a) Audited financial statements of Scarab containing balance sheets, together with statements of operation, statements of cash flows, and statements of stockholders' equity as of and for the periods ended December 31, 2001.

                  Such financial statements, together with and subject to the disclosures and notes thereto: (i) are in accordance with the books and records of the Corporation; (i) present fairly and accurately the financial condition of the Corporation as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements;
(iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; and (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of the Corporation, and of the results of operations of the Corporation for the periods covered by such statements.

                  As of the date hereof and as of the Closing Date, the Corporation does not have any liabilities or payables (absolute or contingent, known or unknown), except for liabilities or payables set forth in the Financial Statements or otherwise disclosed in writing to iRV.

         6.6 FINANCIAL INFORMATION. In connection with the investigations performed by and audit to be undertaken by iRV of Scarab, Scarab furnished certain financial information and data including, without limitation, tax and accounting records, financial records, statements, worksheets and other information requested by Buyer and its auditors necessary to undertake the complete the audited financial examinations. Scarab represents and warrants that any and all such information furnished in connection with the conduct of such investigations and audits shall be true, accurate and complete in all material respects and shall not contain any material misstatements nor any material omissions of fact or information respecting the financial condition or results of operation of the business for the respective periods covered by the audits.

         6.7 CAPITALIZATION OF THE CORPORATION. The authorized capital stock of Scarab consists of Fifty Million (50,000,000) shares of Common Stock, $0.001par value, of which Eight Million Five Hundred Forty Thousand (8,540,000 ) shares are issued and outstanding. The names of at least eighty (80) percent of the record owners of the issued and outstanding Common Stock are set forth on
Exhibit 6.7 hereto. All issued and outstanding shares of Scarab Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no other outstanding rights, options, warrants, subscriptions, calls, convertible securities or agreement of any character or nature under which the Company is or may become obligated to issue any shares of its capital stock of any kind, other than those shares indicated in this Section as presently outstanding and shares issuable in accordance with the terms of this Agreement.

         6.8 TAXES. Except as set forth in Exhibit 6.8:

                  (a) The Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

                  (b) The Corporation has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation. The Corporation is not currently undergoing any audit conducted by any taxing authority and has received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date. There are no present disputes as to taxes of any nature payable by the Corporation.

         6.9 NO ACTIONS, PROCEEDINGS, ETC. Except as listed on the attached
Exhibit 6.9, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. Except for liabilities referred to in attached Exhibit 6.9, the Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

         6.10 POST BALANCE SHEET CHANGES. Except as set forth on the attached
Exhibit 6.10 and as contemplated by this Agreement, since December 31, 2001, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

         6.11 NO BREACHES. The Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause Scarab to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

         6.12 CONDITION OF THE CORPORATION'S ASSETS. Except as set forth on
Exhibit 6.12, Scarab's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole. Except as disclosed on Exhibit 6.12, no person other than Scarab (including any officer or employee of the Corporation) has any proprietary interest in any know-how or other intangible assets used by the Corporation in the conduct of its business. The Company does not currently market any products for sale.

         6.13 INVENTORY. Except as otherwise set forth on Exhibit 6.13, all inventories reflected in the Financial Statements in excess of the reserves for excess or obsolete inventories are stated at the lowest of cost, replacement cost or market and, as so stated, are in good condition and usable or salable in the category in which they are inventoried, in the ordinary course of business of the Corporation, without discounts other than normal trade discounts regularly offered by the Corporation, for prompt payment or quantity purchase.

         6.14 ACCOUNTS RECEIVABLE. The accounts receivable of the Corporation represent valid and enforceable obligations due to the Corporation and, except to the extent of the reserve reflected in the latest financial statements, shall be collectible by the Corporation in the ordinary course of business. Except as set forth on the attached Exhibit 6.14, the Corporation has not received any notice of any material counterclaim or set-off with respect to such accounts receivable.

         6.15 CORPORATE ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of Scarab, has been duly executed and delivered by an authorized officer of Scarab, and is a valid and binding Agreement on the part of Scarab that is enforceable against Scarab in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

         6.16 REGISTERED RIGHTS AND PROPRIETARY INFORMATION.

                  (a) Exhibit 6.16 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "Scarab Registered Rights"). Exhibit 6.16 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "Scarab Proprietary Information"). Except as described in Exhibit 6.16 hereto, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Scarab Registered Right or Scarab Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

                  (b) Except as described in Exhibit 6.16 hereto, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the Scarab Registered Rights and Scarab Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement, and except as described in Exhibit 6.16 hereto, the Corporation agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Corporation and others with access to or knowledge of the Scarab Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Scarab Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

                  (c) Except as described in Exhibit 6.16 hereto, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Scarab Proprietary Information, including without limitation any Scarab Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it. Exhibit
6.16 contains a true and complete list and description of all licenses of Scarab Proprietary Information granted to the Corporation by others or to others by the Corporation. Except as described in Exhibit 6.16 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any Scarab Proprietary Information used in the conduct of its business.

                  (d) Except as described in Exhibit 6.16 hereto, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the Scarab Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the Scarab Registered Rights and the Scarab Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the Scarab Registered Rights or making use of Scarab Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 6.16 hereto, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the Scarab Registered Rights.

         6.17 CHANGES IN SUPPLIERS AND CUSTOMERS. Except as disclosed on Exhibit 6.17, the Corporation is not aware of any fact which indicates that any of the suppliers supplying products, components or materials to the Corporation intends to cease selling such products to the Corporation nor is the Corporation aware of any fact which indicates that any major customer of the Corporation intends to terminate its business relations with the Corporation.

         6.18 NO LIENS OR ENCUMBRANCES. The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever except as set forth on the attached Exhibit 6.18 and except for such property and assets as may be leased by Scarab.

         6.19 EMPLOYEE MATTERS. Exhibit 6.19 attached hereto contains a true, complete and accurate list of all employees of the Corporation and the remuneration of each (including wages, salaries and fringe benefits). The Corporation has no information or facts indicating that any employee listed on
Exhibit 6.19 intends to terminate his/her employment relationship with the Corporation prior or subsequent to the Closing Date, except as may be required by this Agreement. Except as specifically described on Exhibit 6.19, the Corporation has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation. The Corporation is not a party to any collective bargaining or other union agreement. The Corporation has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on the Corporation, its business or assets. Except as set forth in
Exhibit 6.19, the Corporation has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in connection with its business, and between the date of this Agreement and the Closing Date, the Corporation will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in the conduct of its business, without the prior written consent of all parties hereto.

         6.20 LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW. Except as set forth in
Exhibit 6.20, Scarab has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to Scarab which might result in the aggregate in money damages payable by Scarab in excess of insurance coverage or which might result in a permanent injunction against Scarab. Except as set forth in such Exhibit 6.20, Scarab has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of Scarab, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit 6.20, Scarab is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of Scarab.

         6.21 CONTRACT SCHEDULES. Attached as Exhibit 6.21 hereto is an accurate list of the following:

                  (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of Scarab pertaining to the business of Scarab calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of Scarab, including, without limitation, the following:

                           (i) Licenses and contracts held in the ordinary course of business;

                           (ii) Executory contracts for the purchase, sale or lease of any assets;

                           (iii)    Management or consulting contracts;

                           (iv)     Patent, trademark and copyright
                                    applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

                           (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

                           (vi) All sales, agency, distributorship or franchise agreements; and

                           (vii) Any other contracts not in the ordinary course of business.

                  (b) All labor contracts, employment agreements and collective bargaining agreements to which Scarab is a party.

                  (c) All instruments evidencing any liens or security interest securing any indebtedness of Scarab covering any asset of Scarab.

                  (d) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

                  (e) Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of Scarab.

                  Except as set forth in Exhibit 6.21, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to Scarab's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts.

         6.22 LABOR MATTERS. There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of Scarab or any of its agent or employees, threatened against Scarab.

         6.23 INSURANCE. Scarab maintains no insurance coverage on its assets and business.

         6.24 ENVIRONMENTAL. Except as disclosed on Exhibit 6.24, Scarab has never owned or operated any real property except for leased office space:

                  (a) To the Best Knowledge of Scarab, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by Scarab (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

                  (b) To the Best Knowledge of Scarab, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

                  (c) Scarab is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                  (d) Scarab has not received any written notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                  (e) To the Best Knowledge of Scarab, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. Scarab further agrees and covenants that Scarab will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

                  (f) There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to Scarab's Best Knowledge, threatened, against Scarab, and Scarab knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to Scarab's compliance with environmental laws, regulations, rules, guidelines and ordinances.

                  For purposes of this Section 6.24, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any California state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 6.24, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (a) fuel oil and natural gas for heating, (b) lubricating, cleaning, coolant and other compounds customarily used in building maintenance,
(c) materials routinely used in the day-to-day operations of an office, such as copier toner, (d) consumer products, (e) material reasonably necessary and customarily used in construction and repair of an office project, and (f) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

         6.25 DISCLOSURE OF INFORMATION. The Corporation represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. The Corporation represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning the Corporation which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (i) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

         6.26 REPRESENTATION AND WARRANTIES. The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 12.3 hereof regardless of any investigation at any time made by or on behalf of iRV and shall not be deemed merged in any document or instruction so executed and/or delivered by Scarab or Shareholders.

SECTION 7:         COVENANTS OF SCARAB

         7.1 PRESERVATION OF BUSINESS. Until Closing, Scarab shall use its best efforts to cause Scarab to:

                  (a) Preserve intact the present business organization of Scarab;

                  (b) Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

                  (c) Preserve and protect the goodwill and advantageous relationships of Scarab with its customers and all other persons having business dealings with Scarab;

                  (d) Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of Scarab; and

                  (e) Comply with all laws applicable to the conduct of its business

         7.2 ORDINARY COURSE. Until Closing, Scarab shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property. Without limiting the foregoing, Scarab shall not, with respect to Scarab:

                  (a) Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets, other than in the ordinary course of business;

                  (b) Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment, except in the ordinary course of business.

         7.3 NEGATIVE COVENANTS. Until Closing, except as contemplated by this Agreement or disclosed in exhibits to this Agreement, from the date hereof until the Closing Date, unless and until iRV otherwise consents in writing, which consent shall not be unreasonably withheld, Scarab will not (a) change or alter the physical contents or character of the tangible and intangible assets so as to materially affect the nature of Scarab's business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business;
(c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any material transactions or series of transactions other than in the ordinary course of business.

         7.4 ADDITIONAL COVENANTS.

                  (a) Scarab will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of Scarab or any subsidiary; PROVIDED, HOWEVER, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Scarab shall have set aside on its books adequate reserves therefor; and PROVIDED, FURTHER, that Scarab will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. Scarab will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of Scarab;

                  (b) Scarab will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and Scarab will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

                  (c) Scarab will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and Scarab will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

                  (d) Scarab will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

                  (e) Scarab will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

                  (f) Scarab shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by Scarab to be necessary to the conduct of its business;

                  (g) Scarab will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

                  (h) Scarab shall deliver to iRV copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

         7.5 ACCESS TO BOOKS AND RECORDS, PREMISES, ETC. From the date of this Agreement through the Closing Date, Scarab will grant iRV and its authorized representatives reasonable access to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with Scarab's business relationships for purposes of enabling iRV to fully investigate the business of Scarab. Scarab will also deliver copies of its monthly statements of operations and financial condition for the period subsequent to its financial statements referred to in Section 6.5 to iRV within a reasonable time of such statements becoming available.

         7.6 COMPENSATION. Except as contemplated by this Agreement, Scarab shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of Scarab prior to the Closing Date, except for any extensions of said contracts or agreements on substantially the same terms and conditions as were previously in effect.

         7.7 NO SOLICITATION.

                  (a) Except in connection with the transactions contemplated by this Agreement, Scarab shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, Scarab or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (i) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Scarab or any of its subsidiaries or any investment banker, attorney or other advisor or representatives of Scarab or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section by Scarab. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving Scarab or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of Scarab or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except upon a material breach of this Agreement by iRV or following termination hereof, except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of Scarab nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to iRV, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or (i) approve or recommend, or propose to approve or recommend, any takeover proposal.

                  (c) Scarab promptly shall advise iRV orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. Scarab will keep iRV fully informed of the status and details of any such takeover proposal or inquiry.

                  (d) The provisions of this Section 7.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of Scarab to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

SECTION 8:        REPRESENTATIONS AND WARRANTIES OF IRV

         As a material inducement to Scarab to enter into this Agreement and with the understanding and expectations that Scarab will be relying thereon in consummating the Exchange contemplated hereunder, iRV (hereinafter iRV shall be referred to as the "Corporation" unless the context otherwise requires for the purposes of this Section 8 only) hereby represents and warrants as follows:

         8.1 ORGANIZATION AND STANDING. iRV is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

         8.2 SUBSIDIARIES, ETC. Except as set forth on Exhibit 8.2 hereto, the Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

         8.3 QUALIFICATION. Except as set forth on Exhibit 8.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse effect on the corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state other than Colorado, and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

         8.4 CORPORATE AUTHORITY. Except as set forth on Exhibit 8.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by iRV with any on the provisions hereof will:

                  (a) Conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws or similar documents of any Subsidiary;

                  (b) Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by Scarab; or

                  (c) Violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby, except for possible notice under plant closing laws.

                  8.5 SEC DOCUMENTS. The Common Stock of iRV is registered pursuant to Section 12(g) of the Exchange Act. Scarab has had the opportunity to obtain on Scarab's behalf true and complete copies of the SEC Documents (except for exhibits and incorporated documents). iRV has not provided to Scarab any information which, according to applicable law, rule or regulation, should have been disclosed publicly by iRV but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

                  As of their respective dates, all of iRV's reports, statements and other filings with the Commission (the "SEC Documents") complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of iRV included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         8.6 CAPITALIZATION OF THE CORPORATION. The authorized capital stock of iRV consists entirely of 100,000,000 shares of Common Stock having a par value of $.001 per share, and 50,000,000 shares of Preferred Stock having a par value of $.01 per share. As of March 22, 2002, there were a total of 14,147,903 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. All outstanding shares of iRV's capital stock have been validly issued, are fully paid and non-assessable, and are not subject to pre-emptive rights. The shares of Common Stock to be issued to the Shareholders on the Closing Date in accordance with Sections 2.1 hereof have been duly approved by the Directors of iRV and will, upon their issuance, have been validly issued and will be fully paid and non-assessable. Except as described in iRV's SEC

Documents or in Exhibit 8.6, which will show rights to acquire no more than a maximum of 315,000 additional common shares of iRV. Otherwise, there are no equity securities of iRV authorized, issued or outstanding, and there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of iRV's capital stock, equity securities, debt or other securities convertible into stock or equity securities of iRV. As of the date of this Agreement, there are no outstanding contractual obligations of iRV to repurchase, redeem or otherwise acquire any shares of capital stock of iRV.

         8.7 NO ACTIONS, PROCEEDINGS, ETC. Except as listed on the attached
Exhibit 8.7, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation, which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. The Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

         8.8 POST BALANCE SHEET CHANGES. Except as set forth on Exhibit 8.8 and as contemplated by this Agreement, since the date of the latest financial statements, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material;
(i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or
(m) entered into any transactions not in the ordinary course of business.

         8.9 NO BREACHES. Except as set forth on Exhibit 8.9 , the Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause iRV or any Subsidiary to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

         8.10 CORPORATE ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of iRV, has been duly executed and delivered by authorized officers of iRV, and is a valid and binding Agreement on the part of iRV that is enforceable against iRV in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to issue and deliver to the Scarab Shareholders the Exchange Shares (each as described in Sections 2.1 and 2.3) has been taken by iRV.

         8.11 LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW. Except as set forth in
Exhibit 8.11, iRV has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to iRV which might result in the aggregate in money damages payable by iRV in excess of insurance coverage or which might result in a permanent injunction against iRV. Except as set forth in such Exhibit 8.11, iRV has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of iRV, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit 8.11, iRV is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of iRV.

         8.12 INSURANCE. iRV maintains in full force and effect insurance coverage on its assets and business in such amounts and against such risks and losses as set forth in Exhibit 8.12.

         8.13 ENVIRONMENTAL. Except as disclosed on Exhibit 8.13, iRV or its subsidiaries have never owned or operated any real property except for leased office space:

                  (a) To the Best Knowledge of iRV, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by iRV(the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

                  (b) To the Best Knowledge of iRV, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

                  (c) iRV is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                  (d) iRV has not received any written notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                  (e) To the Best Knowledge of iRV, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. Scarab further agrees and covenants that iRvwill not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

                  (f) There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to irV's Best Knowledge, threatened, against iRV, and iRV knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to iRV's compliance with environmental laws, regulations, rules, guidelines and ordinances.

                  For purposes of this Section 8.13, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 8.13, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (a) fuel oil and natural gas for heating, (b) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (c) materials routinely used in the day-to-day operations of an office, such as copier toner, (d) consumer products, (e) material reasonably necessary and customarily used in construction and repair of an office project, and (f) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

         8.14 DISCLOSURE OF INFORMATION. iRV represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. iRV represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning iRV which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (i) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

         8.15 REPRESENTATION AND WARRANTIES. The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 12.1 hereof regardless of any investigation at any time made by or on behalf of Scarab and shall not be deemed merged in any document or instruction so executed and/or delivered by iRV.

SECTION 9:        COVENANTS OF IRV

         9.1 PRESERVATION OF BUSINESS. Until Closing, except as provided for in this Agreement,iRV shall use its best efforts to :

                  (a) Preserve intact the present business organization of the Corporation;

                  (b) Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

                  (c) Preserve and protect the goodwill and advantageous relationships of the Corporation with its customers and all other persons having business dealings with the Corporation;

                  (d) Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of the Corporation; and

                  (e) Comply with all laws applicable to the conduct of its business.

         9.2 ORDINARY COURSE. Until Closing, except as provided for in this Agreement, iRV shall not, without the prior written consent of Scarab:

                  (a) Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the property or assets of iRV or the Subsidiaries; and

                  (b) Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment.

         9.3 NEGATIVE COVENANTS. Until Closing, except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until Scarab otherwise consents in writing, iRV and the Subsidiaries will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of the Corporation's business or materially and adversely change the total dollar valuation of such inventories from that reflected on the financial statements referred to in Section 8.5 other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any transactions or series of transactions other than in the ordinary course of business.

         9.4 ADDITIONAL COVENANTS.

                  (a) iRV will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of iRV or any subsidiary; PROVIDED, HOWEVER, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if iRV shall have set aside on its books adequate reserves therefor; and PROVIDED, FURTHER, that iRV will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. iRV will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of iRV;

                  (b) iRV will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and iRV will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

                  (c) iRV will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and iRV will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

                  (d) iRV will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

                  (e) iRV will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

                  (f) iRV shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by iRV to be necessary to the conduct of its business;

                  (g) iRV will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

                  (h) iRV shall deliver to Scarab copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

         9.5 ACCESS TO BOOKS AND RECORDS, PREMISES, ETC. From the date of this Agreement through the Closing Date, iRV will grant Scarab and its authorized representatives reasonable access to its and the Subsidiaries' books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling Scarab to fully investigate the business of iRV and the Subsidiaries. iRV will also deliver copies of the monthly statements of operations and financial condition for the period subsequent to the latest financial statements to Scarab within a reasonable time of such statements becoming available.

         9.6 DELIVERY OF ADDITIONAL FILINGS. Following the execution of this Agreement and until the Closing Date, iRV shall provide Scarab with copies of any and all reports, filings, notices or other information which iRV may prepare and file with or receive from the Commission, Nasdaq or any other regulatory authority, (and shall give Scarab an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which iRV or any Subsidiary is party or otherwise involved.

SECTION 10:       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Shareholders severally represent and warrant to iRV that, as of the date of this Agreement, and as of the date of Closing, the following are true and accurate:

         10.1 SHARE OWNERSHIP. Each Shareholder owns the number of shares of the common stock of Scarab, a Nevada corporation, set forth in Exhibt 10.1 hereto which shares are fully paid, non-assessable and will be transferred and assigned to iRV free and clear of any claims, liens, and encumbrances or other restrictions which would in any way impair their right to effectively sell or transfer such shares.

         10.2 RIGHTS OWNERSHIP. Each Shareholder is the beneficial owner of the equity rights, including, but not limited to, options, warrants, puts and the like, in Scarab, as are set forth on Exhibit 10.2 hereto. The rights set forth on Exhibit 10.2 are owned by Shareholders and will be assigned to iRV free and clear of any claims, liens, and encumbrances or other restrictions which would in any way impair the entitlements represented thereby.

         10.3 RESTRICTION ON FUTURE TRANSFER. There are no restrictions on the transferability of the shares of Scarab common stock being transferred to iRV imposed by or pursuant to the company's Articles of Incorporation, Bylaws or by any other agreements to which Shareholders or Scarab are a party, except for restrictions imposed by or on account of federal and state securities laws.

         10.4 UNREGISTERED STOCK. Shareholders represent that they understand that the iRV Common Stock has not been registered for sale under federal or state securities laws and that said securities are being issued to Shareholders pursuant to a claimed exemption from the registration requirements of such laws. Shareholders understand that in order to maintain such exemption they must be acquiring the stock with no view to making a public distribution of said securities,; and that they understand that they must bear the economic risk of their investment in the iRV Common Stock for a substantial period of time, because the iRV Common Stock has not been registered under the federal or state securities laws, and, cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.

         10.5 STOCK ACQUIRED FOR INVESTMENT; LIMITATIONS ON DISPOSITIONS. Each Shareholder represents that he is acquiring the iRV Common Stock for its own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. Shareholders agree that the stock will not be offered for sale, sold or otherwise transferred for value and that no transfer thereof will be made by it unless (i) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (i) there is presented to iRV an opinion of counsel for Shareholders reasonably satisfactory to iRV that such registration is not required, or (iii) there is presented to iRV a letter from the Securities and Exchange Commission (said Commission having been informed of all relevant circumstances) to the effect that in the event the stock is transferred by Shareholders without such registration, the Commission or the staff will not recommend any action. Shareholders further agrees that the stock will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for iRV, such sale or disposition does not, and will not, violate any provisions of any other federal or state securities law or regulation. Shareholders consents that any transfer agent of iRV may be instructed not to transfer any of the stock unless it receives satisfactory evidence of compliance with the foregoing provisions and that there may be endorsed upon any certificates (or instruments issued in substitution therefor), iRV's regular legend regarding the sale of restricted securities.

SECTION 11:       TERMINATION

         11.1 TERMINATION. This Agreement may be terminated and abandoned solely as follows:

                  (a) At any time until the Closing Date by the mutual agreement of iRV and Scarab.

                  (b) By any party hereto, if for any reason the parties have failed to close this Agreement on or before June 1, 2002, provided that the party requesting termination is not then in default thereunder.

                  (c) By any party hereof, if the other party shall have breached any representation, warranty or covenant contained in this Agreement and shall have failed to cure such breach within ten (10) days following written notice thereof by the party seeking termination.

                  In the event of any termination pursuant to this Section 11.1(b) or (c), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to all of the other parties hereto.

         11.2 EFFECT OF TERMINATION. If the Exchange is terminated and abandoned as provided for in this Section 11, this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement; provided, however, that no such termination shall terminate or limit the rights of any such terminating party to enforce any remedy otherwise available for any breach hereof.

SECTION 12:       INDEMNIFICATION AND REMEDIES FOR BREACH

         12.1 INDEMNIFICATION BY IRV.

                  (a) For a period of eighteen months from the date of this Agreement, iRV shall defend, indemnify and hold Shareholders and Scarab harmless against and in respect of any damage, loss, liability, cost or expense, including expert witness fees and reasonable attorneys' fees, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with:

                           (viii) Any misrepresentation, breach of warranty, or nonfulfillment or nonperformance of any agreement on the part of iRV under this Agreement, or any misrepresentation or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished by it under this Agreement, or any noncompliance on the part of iRV with applicable law.

                           (ix) Any and all liabilities of iRV of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether known or unknown, except to the extent that any such liability arises from Shareholders' failure to perform or discharge, when due, Shareholders' and Scarab's future obligations; and

                           (x) Any actions, suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

                  (b) Promptly after the receipt by Shareholders and/or Scarab of notice of any claim asserted by a third party that may give rise to iRV's liability to Shareholders and/or Scarab under this Section, Shareholders and/or Scarab shall give to iRV written notice of such claim, and iRV shall be entitled to participate at its own expense in the defense of any such claim. Shareholders and/or Scarab shall not pay, acknowledge, compromise or settle any such claim without the written consent of iRV, unless such payment, acknowledgment, compromise or settlement results in a full and complete release and discharge of iRV from any liability.

         12.2 RESERVED.

         12.3 INDEMNIFICATION BY SCARAB.

                  (a) For a period of eighteen months from the date of this Agreement, Scarab shall defend, indemnify and hold iRV harmless against and in respect of any damage, loss, liability, cost or expense, including expert witness fees and reasonable attorneys' fees, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with:

                           (i) Any misrepresentation, breach of warranty, or nonfulfillment or nonperformance of any agreement on the part of Scarab under this Agreement, or any misrepresentation or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished by it under this Agreement.

                           (ii) Any and all liabilities of Scarab of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether known or unknown, except to the extent that any such liability arises from iRV's failure to perform or discharge, when due, iRV's future obligations;

                           (iii) Any actions, suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

                  (b) Promptly after the receipt by iRV of notice of any claim asserted by a third party that may give rise to Scarab's liability to iRV under this Section, iRV shall give to Scarab written notice of such claim and Scarab shall be entitled to participate at its own expense in the defense of any such claim. iRV shall not pay, acknowledge, compromise or settle any such claim without the written consent of Scarab, unless such payment, acknowledgment, compromise or settlement results in a full and complete release and discharge of Scarab from any liability.

         12.4 ADDITIONAL NOTICE. Notwithstanding the provisions of Sections 12.1,or 12.3 above, promptly after the receipt by any party hereto of notice of any claim asserted by a third party that may give rise to the liability of any party for which the right to indemnification may be claimed under this Section, such party shall give to each other party written notice of such claim as soon as practicable. The provisions of this Section 12.4 in addition to and not in lieu of the covenants of the parties contained in Sections 12.1or 12.3 above.

         12.5 DETERMINATION OF DAMAGES AND RELATED MATTERS.

                  (a) Upon the occurrence of any event which would give rise to a claim by any party against, or to a right of defense and indemnity against any other party pursuant to this Agreement, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which any party may become obligated to any other party hereunder, such aggrieved party shall give notice to the other parties of the occurrence of such event.; provided that the failure of iRV to give notice shall not affect the indemnification obligations of Shareholders hereunder. iRV shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of iRV's choice (who shall be reasonably acceptable to a representative of the other parties). Such other parties shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof by counsel of their choice.

                  (b) As iRV incurs expenses for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, iRV shall forward to such other parties notice of any sums due and owing by them pursuant to this Agreement with respect to such matter and they shall be required to pay all of the sums so due and owing to iRV within ten (10) days of such notice.

                  (c) As Scarab and/or Shareholders incur expenses for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, Scarab and/or Shareholders shall forward to iRV notice of any sums due and owing by it pursuant to this Agreement with respect to such matter and shall be required to pay all of the sums so due and owing to Scarab and/or Shareholders by certified or bank cashier's check within ten (10) days of such notice.

         12.6 REMEDIES FOR BREACH. In the event of any breach of any of the provisions of this Agreement, including but not limited to any breach of any covenant, warranty or representation made by any party hereto, the breaching or defaulting party shall be liable pursuant to the provisions of 12.1 or 12.3 above. In the event of any material breach by any party of any provision under this Agreement, either party may file suit. Nothing contained in this Agreement shall be deemed to preclude a party to sue for or seek specific performance of the provisions of this Agreement in the appropriate circumstance.

SECTION 13: NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         13.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other Companies (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies. Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section 13.1 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (i) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party, (iv) released without restriction by the disclosing party to anyone, including the United States government, or (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure. Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement. Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other Companies the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed. In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof. Each of the Companies recognizes and agrees that violation of any of the agreements contained in this Section 13.1 will cause irreparable damage or injury to the Companies, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the Companies shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Companies may have against each other. The provisions of this Section 13.1 shall survive any termination of this Agreement.

         13.2 NO PUBLICITY. Until the Closing or the termination of this Agreement in accordance with its terms, neither iRV nor Scarab shall, directly or indirectly, issue any press release, or make any public statement, concerning the transactions contemplated by this Agreement without the prior written consent of iRV (in the case of such a release or statement by Scarab) or of Scarab (in the case of such a release or statement by iRV). This Section 13.2 shall not, however, preclude any party from making any disclosure required by applicable law, and in the event any party, or any officer, director, employee, agent or representative of a party, believes that any press release, public statement or other disclosure is so required, such party will notify and consult with the other parties with respect thereto as promptly as is practicable under the circumstances.

SECTION 14: EXPENSES

         Each of the parties will pay all costs and expenses of its performance and compliance with this Agreement. Notwithstanding the foregoing, if the Agreement is not consummated by reason of a default of one of the Companies, then the expenses of each of the Companies in connection with the transaction contemplated herein shall be paid by such defaulting Company. In no event will any party to this Agreement be liable to any other party for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement. The provisions of this Section 13 shall survive any termination hereof.

SECTION 15: MISCELLANEOUS

         15.1 ATTORNEY'S FEES. In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment. The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

         15.2 NO BROKERS. iRV represents and warrants to Scarab and Scarab represents and warrants to iRV, that neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker," "finder," financial advisor, employee or similar person in respect of any of the transactions contemplated hereby. iRV agrees to indemnify Scarab against, and hold it harmless from, and Scarab agrees to indemnify iRV against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party, including employees of Scarab, for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 15.2 shall survive any termination of this Agreement.

         15.3 SURVIVAL AND INCORPORATION OF REPRESENTATIONS. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

         15.4 INCORPORATION BY REFERENCE. All Exhibits to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

         15.5 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns and indemnitees. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

         15.6 AMENDMENTS AND WAIVERS. This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

         15.7 WAIVER. No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

         15.8 GOVERNING LAW - CONSTRUCTION. This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Colorado. Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel. Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision. Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

         15.9 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Sections 6 and 8 of this Agreement shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 12.5(a) above regardless of any investigation at any time made by or on behalf of either iRV or Scarab and shall not be deemed merged in any document or instrument so executed or delivered by either iRV or Scarab.

         15.10 NOTICES. Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section 15.10, and must be served by (i) telefax or other similar electronic method, or (i) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (iii) delivering the same in person to such party.

         Notice shall be deemed to have been given immediately when sent by telefax and confirmed received or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner herein above described. Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

         All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

         If iRV, to:                        iRV, INC.
                                            5455 Spine Road, Suite Mezzanine E
                                            Boulder, Colorado  80301
                                            Fax: (303) 527-2916

         With copy to:                      Clifford L. Neuman, Esq.
                                            Neuman & Drennen, LLC
                                            1507 Pine Street
                                            Boulder, Colorado  80302
                                            Fax: (303) 449-1045


         If Scarab or Shareholders, to:     SCARAB SYSTEMS, INC.
                                            2708-939 HOMER STREET
                                            VANCOUVER, BC V6B-2W6
                                            Fax (604)688-1075

         With copy to:                      David Wagner & Associates, P.C.
                                            Penthouse Suite
                                            8400 East Prentice Ave.
                                            Greenwood Village, CO 80111
                                            Fax (303)409-7650

         Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 15.10 for the giving of notice.

         15.11 FAX/COUNTERPARTS. This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

         15.12 CAPTIONS. The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         15.13 SEVERABILITY. Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

         15.14 GOOD FAITH COOPERATION AND ADDITIONAL DOCUMENTS. The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence. Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

         15.15 SPECIFIC PERFORMANCE. The obligations of the parties under Sections 2 and 3 are unique. If either party should default in its obligations under said Section, the parties each acknowledge that it would be extremely difficult and impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights and remedies, may sue in equity for injunction (mandatory or prohibitive) or specific performance (all without the need to post a bond or undertaking of any nature), and the parties each expressly waive the defense that a remedy at law in damages is adequate.

         15.16 ASSIGNMENT. Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion. Any purported assignment or delegation without such consent shall be null and void.

         For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits and other documents attached hereto or described in this Section 15.16. This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter.

         15.17 TIME. Time is of the essence of this Agreement and each of its provisions.

         IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

         iRV:                              iRV, INC.,
                                           A COLORADO CORPORATION


                                           By:__________________________________
                                              __________________________________


         SCARAB:                           SCARAB SYSTEMS, INC.,
                                           A NEVADA CORPORATION


                                           By:__________________________________
                                              __________________________________

         SHAREHOLDERS:



                                           -------------------------------------
                                                    Alice Walcott



                                           -------------------------------------
                                                    Amelia Chan


                                           Asgaard Services Ltd.



                                           By___________________________________
                                                    Authorized Officer



                                           -------------------------------------
                                                    Carla Lattinelli



                                           -------------------------------------
                                                    Caroline Rechia



                                           -------------------------------------
                                                    Charel Keim



                                           -------------------------------------
                                                    Charles Orr

                                            Corona Enterprises, Inc.



                                           By___________________________________
                                                    Authorized Officer



                                           -------------------------------------
                                                    David Hallonquist



                                           -------------------------------------
                                                    David Wolsey



                                           -------------------------------------
                                                    David Lehane



                                           -------------------------------------
                                                    David Thornley-Hall



                                           -------------------------------------
                                                    David Wagner



                                           -------------------------------------
                                                    Eli Weinsten


                                           Fidelity Services, Ltd.



                                           By___________________________________
                                                    Authorized Officer



                                           -------------------------------------
                                                    Gian-Carlo Perroni

                                           Guardian Finance, Ltd.



                                           By___________________________________
                                                    Authorized Officer


                                           Healthnet International, Inc.



                                           By___________________________________
                                                    Authorized Officer



                                           -------------------------------------
                                                    Jennifer Johnson



                                           -------------------------------------
                                                    John Allen



                                           -------------------------------------
                                                    Joseph B. Cooper



                                           -------------------------------------
                                                    Kim Sinclair



                                           -------------------------------------
                                                    Lou Hillford


                                           Marianette Partners



                                           By___________________________________
                                                    Authorized Officer

                                           485017 B.C. Ltd.



                                           By __________________________________
                                                    Authorized Officer



                                           -------------------------------------
                                                    Melanie Cooper



                                           -------------------------------------
                                                    Nannette Goldberg



                                           -------------------------------------
                                                    Patrick Chan



                                           -------------------------------------
                                                    S. Ross Johnson



                                           -------------------------------------
                                                    Sami Miro


                                           Sunrise Capital



                                           By___________________________________
                                                    Authorized Officer



                                           -------------------------------------
                                                    Susan Belyea



                                           -------------------------------------
                                                    Tamyrra N. Bidiuk

                                           -------------------------------------
                                                    Thomas E. Mills



                                           -------------------------------------
                                                    Valerie Ann DeMere


                                           VDT, LLC


                                           By___________________________________
                                                    Authorized Officer



                                           -------------------------------------
                                                    William Rolston